                                                                     EXHIBIT 4.1

   Series E Cumulative                                    Series E Cumulative
Redeemable Preferred Stock                            Redeemable Preferred Stock

SPIEKER
PROPERTIES
                                                               CUSIP 848497 40 0
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN
THE CITY OF NEW YORK, NEW YORK

INCORPORATED UNDER THE LAWS
OF THE STATE OF MARYLAND

                            SPIEKER PROPERTIES, INC.




                  This certifies that





                  is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $.0001 PER SHARE, OF
                            SPIEKER PROPERTIES, INC.
transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:

  COUNTERSIGNED AND REGISTERED
        THE BANK OF NEW YORK                                   CHAIRMAN AND
               TRANSFER AGENT                            CHIEF EXECUTIVE OFFICER
               AND REGISTRAR


BY

          AUTHORIZED SIGNATURE                                   SECRETARY

                            SPIEKER PROPERTIES, INC.

        The shares of Series E Cumulative Redeemable Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may
(1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.9% of the value of the outstanding Equity Stock of the Corporation; or (2) Beneficially Own Equity Stock that would result in the Corporation's being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Corporation.

        In addition, the Corporation will furnish to any stockholder on request and without charge a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM    -   as tenants in common             UNIF GIFT MIN ACT - __________ Custodian _________
                                                                      (Cust)              (Minor)
TEN ENT    -   as tenants by the entireties
                                                              under Uniform Gifts to Minors Act
JT TEN     -   as joint tenants with right of
               survivorship and not as tenants                        _________________________
               in common                                                        (State)


     Additional abbreviations may also be used though not in the above list.

For Value received                         hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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     (PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

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shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint _________________________________________
attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:
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                                       NOTICE. THE SIGNATURE TO THIS ASSIGNMENT
                                       MUST CORRESPOND WITH THE NAME AS WRITTEN
                                       UPON THE FACE OF THE CERTIFICATE IN EVERY
                                       PARTICULAR WITHOUT ALTERATION OR
                                       ENLARGEMENT OR ANY SUCH CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED


By:
   -------------------------------
   THE SIGNATURE(S) SHOULD BE
   GUARANTEED BY AN ELIGIBLE
   GUARANTOR INSTITUTION (Banks,
   Stockbrokers, Savings and Loan
   Associations and Credit Union(s)
   WITH MEMBERSHIP IN AN APPROVED
   SIGNATURE GUARANTEE MEDALLION
   PROGRAM PURSUANT TO S.E.C. RULE
   17 Ad-15